EXHIBIT 4.3

                     AMENDMENT NO. 4 TO FINANCING AGREEMENTS

         AMENDMENT No. 4, dated September 23, 2002, by and among Congress Financial Corporation, a Delaware corporation, in its capacity as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner (in such capacity, "Agent") for the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders"), Charming Shoppes, Inc., a Pennsylvania corporation ("Parent"), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation ("CS Delaware"), CSI Industries, Inc., a Delaware corporation ("CSI"), FB Apparel, Inc., an Indiana corporation ("FB Apparel"), Catherines Stores Corporation, a Tennessee corporation ("Catherines") and Lane Bryant, Inc., a Delaware corporation ("LB", and, together with Parent, CS Delaware, CSI, FB Apparel and Catherines hereinafter referred to each individually, as a "Borrower" and collectively, as "Borrowers"), and CS Delaware, in its capacity as agent for itself as a Borrower and for the other Borrowers ("Borrowers' Agent").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, Agent, J.P. Morgan Business Credit Corp, a Delaware corporation, in its capacity as Co-Agent, Joint Lead Arranger and Joint Bookrunner under the Loan Agreement (in such capacity, "Co-Agent"), Lenders, Borrowers and Borrowers' Agent have entered into financing arrangements pursuant to which Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated August 16, 2001, by and among Lenders, Agent, Co-Agent, Borrowers and Borrowers' Agent (as the same was amended by Amendment No. 1, dated as of January 12, 2002, Amendment No. 2, dated as of May 17, 2002, Amendment No. 3, dated as of July 29, 2002 (effective as of August 16, 2001) and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

         WHEREAS, Borrowers and Borrowers' Agent have requested that Agent agree to make certain amendments to the Financing Agreements and Agent is willing to agree to such amendments, subject to the terms and conditions contained herein; and

         WHEREAS, by this Amendment No. 4, Agent, Borrowers and Borrowers' Agent desire and intend to evidence such amendments.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and subject to the satisfaction of the conditions set forth in Section 6 hereof, the parties hereto agree as follows:


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1. Definitions.

         (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

                  (i) "Amendment No. 4" shall mean this Amendment No. 4 to Financing Agreements by and among Agent, Borrowers' Agent and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, such definition.

                  (ii) "Greencastle Subsidiary" shall mean a special purpose single asset entity formed directly or indirectly as a Subsidiary of Parent for the sole purpose of financing the Indiana Real Property, which entity is engaged in no business or operations other than the ownership of the Indiana Real Property and the financing, operation and lease thereof to any Borrower or Obligor.

                  (iii) "White Marsh Real Property" shall mean the real property located at 10000 Franklin Square Drive, White Marsh, Maryland and the improvements located thereon.

                  (iv) "White Marsh Subsidiary" shall mean a special purpose single asset entity formed directly or indirectly as a Subsidiary of Parent for the sole purpose of financing the White Marsh Real Property, which entity is engaged in no business or operations other than the ownership of the White Marsh Real Property and the financing, operation and lease thereof to any Borrower or Obligor.

         (b) Amendment to Definitions.

                  (i) Section 1.61 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

         "1.61 "Excluded Subsidiaries" shall mean each of the Financing Subsidiaries, the Inactive Subsidiaries, M and A Joint Venture LLC, Charming J.V. Inc., CSI Charities, Inc., the Foreign Subsidiaries, White Marsh Subsidiary, Greencastle Subsidiary, Winks Lane, Inc., and FB Distro, Inc. (in the event a new lender requires that FB Distro, Inc. be released from its Obligations as provided in Section 9.8(l) hereof)."

                  (ii) All references to the term "Financing Agreements" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 4 and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower, Borrowers' Agent or any other person in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         (c) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein. All references to the


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

plural herein shall also mean the singular and all references to the singular herein shall also mean the plural, in each case unless otherwise required by the context of the use thereof.

2. Consents.

         (a) Formation of Subsidiaries. Subject to the terms and conditions hereof and notwithstanding anything to the contrary contained in Section 9.10 of the Loan Agreement, Agent hereby consents to (i) the formation by Parent of Greencastle Subsidiary and White Marsh Subsidiary as wholly-owned Subsidiaries of Parent, and (ii) equity investments by any Borrower or Obligor in Greencastle Subsidiary and White Marsh Subsidiary, provided, that, the aggregate amount of all such investments (exclusive of the transfers or acquisitions of the White Marsh Real Property and the Indiana Real Property, as the case may be) in Greencastle Subsidiary shall not exceed $5,000,000, and the aggregate amount of all such investments in White Marsh Subsidiary shall not exceed $5,000,000.

         (b) White Marsh Real Property. Notwithstanding anything to the contrary contained in Sections 9.7(b) and 9.8 of the Loan Agreement, Agent hereby consents to the acquisition by any Borrower, Obligor or White Marsh Subsidiary of the White Marsh Real Property pursuant to the terms and conditions of the Agreement of Sale, dated June 19, 2002, as amended through the date hereof, by and between Time Warner Entertainment Company, L.P., and Parent or its assignee or nominee (the "White Marsh Purchase Agreement") by no later than October 15, 2002, the transfer of the White Marsh Real Property (if the purchaser thereof is not White Marsh Subsidiary) to White Marsh Subsidiary, provided, that, in the event that such property is not transferred to White Marsh Subsidiary and Excess Availability is at any time after the date hereof less than $50,000,000, then at Agent's option, Agent may request that the owner of such property grant a mortgage (in form and substance similar to the Mortgages, together with such other documents and instruments as Agent may require in connection therewith) covering such real property in favor of Agent, for the benefit of the Lenders, and the leasing of the White Marsh Real Property by White Marsh Subsidiary to any Borrower or Obligor once the White Marsh Real Property is transferred to or acquired by White Marsh Subsidiary; provided, that, each of the following conditions shall have been satisfied: (A) Lender shall have received true and complete copies of the purchase agreements and lease agreements with respect to the White Marsh Property, together with all exhibits and schedules thereto, in each case, duly authorized, executed and delivered by the parties thereto, which shall be in form and substance reasonably satisfactory to Agent, and (B) Agent shall have received a Collateral Access Agreement, duly executed by the lessor and owner and Lender of the White Marsh Real Property, in form and substance satisfactory to Agent, and (C) as of the date of any such purchase pursuant to the White Marsh Purchase Agreement or transfer of the White Marsh Real Property to White Marsh Subsidiary, and immediately after giving effect thereto, no Event of Default or act, condition or event which with notice, lapse of time or both would constitute an Event of Default shall exist or have occurred.

         (c) Indiana Real Property. Notwithstanding anything to the contrary contained in the Loan Agreement, Agent hereby consents to (i) the transfer of the Indiana Real Property from FB Distro to Greencastle Subsidiary, provided, that, such transfer occurs before January 31, 2003, and (ii) the leasing of the Indiana Real Property by Greencastle Subsidiary to any Borrower or Obligor; provided, that, each of the following conditions shall have been satisfied:


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

(A) Lender shall have received true and complete copies of the purchase agreements and lease agreements with respect to the Indiana Real Property, together with all exhibits and schedules thereto, in each case, duly authorized, executed and delivered by the parties thereto, which shall be in form and substance reasonably satisfactory to Agent, (B) Agent shall have received, in immediately available funds, the amount of funds necessary, if any, (Borrowers hereby authorize Agent to apply any "credit balance" which exists on the date of such transaction to reduce the Indiana Real Property Availability to zero, prior to requiring the receipt of funds from any Borrower) to reduce the outstanding amount of Revolving Loans as a result of Indiana Real Property Availability to zero ; (C) Agent shall have received a Collateral Access Agreement, duly executed by the owner/lessor and lender in respect of the Indiana Real Property, in form and substance satisfactory to Agent, and (D) as of the date of any such purchase or transfer of the Indiana Real Property and after giving effect thereto, no Event of Default or act, condition or event which with notice, lapse of time or both would constitute an Event of Default shall exist or have occurred; to the extent that each of the foregoing conditions has been satisfied in the determination of Agent, Agent shall, at the request of Borrowers, at Borrowers' expense, execute and deliver a release of the applicable Mortgage or Mortgages and such other related release of Lien as requested by Greencastle Subsidiary or the new lender; provided, that, such releases shall each be in form and substance satisfactory to Agent.

3. Amendments to Loan Agreement.

         (a) Excluded Collateral. Section 5.2 (b) is hereby deleted and the following substituted therefor:

                  "(b) assets of the Excluded Subsidiaries, except for the property of Winks Lane, Inc. located at Rittenhouse Square in Philadelphia, Pennsylvania, and subject to a Mortgage."

         (b) Encumbrances. (i) The parenthetical in the second line of the lead-in paragraph of Section 9.8 of the Loan Agreement is hereby deleted and the following is substituted therefor:

                  "(other than Financing Subsidiaries, White Marsh Subsidiary and Greencastle Subsidiary)"


                  (ii) The reference to "$40,000,000" in Section 9.8 (e) is hereby deleted and the following amount is substituted therefor: "$60,000,000".

         (c) Indebtedness.

                  (i) The parenthetical in the second line of the lead-in paragraph of Section 9.9 of the Loan Agreement is hereby deleted and the following is substituted therefor:

                  "(other than Financing Subsidiaries, White Marsh Subsidiary and Greencastle Subsidiary)"

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

                  (ii) Section 9.10 of the Loan Agreement is hereby amended by adding the following new Sections 9.10(r) and 9.10(s) immediately after Section
9.10 (q) thereof:

                  "(r) unsecured guarantees by Parent of the obligations of White Marsh Subsidiary and Greencastle Subsidiary, as the case may be, arising in connection with any financing of the White Marsh Real Property or Indiana Real Property, as the case may be, provided, that the maximum principal amount of Indebtedness guaranteed in respect of obligations of (i) Greencastle Subsidiary shall not exceed $13,800,000, (ii) White Marsh Subsidiary shall not exceed $17,250,000, and

                  (s) the unsecured guarantee by Parent or CS Delaware of the obligations of the Maryland Economic Development Corporation ("MEDCO"), in connection with any financing of equipment purchased by any Borrower and located at the White Marsh Real Property, provided, that, the sum of (i) the principal amount of Indebtedness to be guaranteed by Parent or CS Delaware pursuant thereto, and (ii) the aggregate outstanding amount of Indebtedness permitted to be secured under Section 9.8(e) hereof, shall not exceed $60,000,000 at any time outstanding;

         (d) Refinancing of Indiana Real Property.

                  (i) Section 9.8(l)(i)(A) is hereby deleted in its entirety and the following is substituted therefor:

                  "(A) such Refinancing Mortgage is created and the Indebtedness secured thereby is incurred no later than January 31, 2003,"

                  (ii) Section 9.21(a) is hereby deleted in its entirety and the following is substituted therefor:

                  "(a) such transaction must occur no later than January 31, 2003,"

         4. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Borrowers' Agent to Agent, Co-Agent and Lenders pursuant to the Financing Agreements, Borrowers and Obligors hereby jointly and severally represent, warrant and covenant with and to Agent, and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                  (a) No Event of Default exists on the date of this Amendment No. 4 (after giving effect to the amendments to the Financing Agreements made by this Amendment No. 4);

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

                  (b) This Amendment No. 4 has been duly executed and delivered by Borrowers, Obligors and Borrowers' Agent and this Amendment No. 4 and the other Financing Agreements are in full force and effect as of the date hereof, and the agreements and obligations of Borrowers, Obligors and Borrowers' Agent contained herein and therein constitute legal, valid and binding obligations of Borrowers and Borrowers' Agent enforceable against Borrowers, Obligors and Borrowers' Agent in accordance with their respective terms;

                  (c) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

         5. Conditions Precedent. The consents and amendments to the Loan Agreement set forth herein shall be effective only upon the satisfaction of each of the following conditions in a manner satisfactory to Agent:

                  (a) receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by each of the parties hereto;

                  (b) receipt by Agent of the White Marsh Purchase Agreement and all material documents and agreements relating thereto which shall be in form and substance reasonably satisfactory to Agent;

                  (c) receipt by Agent of evidence, in form and substance satisfactory to Agent, that all required consents or approvals of any persons other than Agent to the arrangements contemplated herein have been obtained;

                  (d) all representations and warranties contained herein and in the Loan Agreement shall be true and correct in all material respects; and

                  (e) after giving effect to the amendments to the Loan Agreement provided in this Amendment, no Event of Default shall exist or have occurred and no event, act or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

         6. Effect of this Amendment No. 4 This Amendment No. 4 and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly consented to and amended pursuant hereto, no other changes or modifications to the Financing Agreements or waivers of or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. Without limiting the generality of the foregoing, the execution and delivery of this Amendment No. 4 shall not be deemed, in any manner, to constitute a waiver of, or otherwise affect the obligations of Borrowers under the letter agreement with respect to certain post-closing items, dated August 16, 2001, by Borrowers in favor of Agent, as amended. To the


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

extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 4, the provisions of this Amendment No. 4 shall control.

         7. Further Assurances. Borrowers and Borrowers' Agent shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 4.

         8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws that would apply any other law).

         9. Binding Effect. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         10. Counterparts. This Amendment No. 4 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 4, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 4 via telecopier shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 4. Any party delivering an executed counterpart of this Amendment No. 4 via telecopier also shall deliver an original executed counterpart of this Amendment No. 4, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 4 as to such party or any other party.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their authorized officers on the date and year first above written.



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



                                            BORROWERS

                            CHARMING SHOPPES, INC.

                            By: ____________________
                                                     Eric M. Specter
                                                     Executive Vice President


                            CHARMING SHOPPES OF DELAWARE, INC.

                            By: ____________________
                                                     Eric M. Specter
                                                     Vice President

                            CSI INDUSTRIES, INC.

                            By: _____________________
                                                     Eric M. Specter
                                                     Vice President

                            FB APPAREL, INC.

                            By: ____________________
                                                     Eric M. Specter
                                                     Vice President

                            LANE BRYANT, INC.


                            By: _____________________
                                                     Eric M. Specter
                                                     Executive Vice President




                         [SIGNATURES CONTINUED ON NEXT PAGE]



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                         [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                            CATHERINES STORES CORPORATION

                            By: _____________________
                                                     Eric M. Specter
                                                     Executive Vice President




BORROWERS' AGENT


CHARMING SHOPPES OF DELAWARE, INC.,
as Borrowers' Agent

By: ___________________________
Eric M. Specter
Vice President



     AGENT

     CONGRESS FINANCIAL CORPORATION,
     as Administrative Agent


       By: _______________________________
       Title:______________________________



                       [SIGNATURES CONTINUED ON NEXT PAGE]



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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



CONSENTED TO:

By Each of the Obligors
on Exhibit A Annexed Hereto

__________________________________

Its:______________________________


By Each of the Obligors
on Exhibit B Annexed Hereto

__________________________________

Its:______________________________



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